Exhibit 99(D)

EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares in

Lazard Alternative Strategies 1099 Fund

Tendered Pursuant to the Offer to Purchase
Dated December 26, 2014

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY
THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME, ON JANUARY 26, 2015
UNLESS THE OFFER IS EXTENDED OR CANCELED.

For Certified Mail, Return Receipt Requested:
Lazard Alternative Emerging Markets 1099 Fund

(f/k/a Lazard Alternative Strategies 1099 Fund)
c/o Bank of New York Mellon Alternative Investment Services
Attention: Tender Offer Administrator

P.O. Box 9782
Providence, RI 02940-9782

For Overnight Mail:
Lazard Alternative Emerging Markets 1099 Fund

(f/k/a Lazard Alternative Strategies 1099 Fund)
c/o Bank of New York Mellon Alternative Investment Services
Attention: Tender Offer Administrator

4400 Computer Drive
Westborough, MA 01581

For additional information:

Phone: (877) 355-1474
Fax:    (508) 599-7876

Lazard Alternative Strategies 1099 Fund

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interest (“Shares”) in Lazard Alternative Strategies 1099 Fund (the “Fund”), or the tender of a portion of such Shares, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

☐	All Shares.

☐	Portion of Shares expressed as a specific dollar value. $_________________

☐	Portion of Shares expressed as a specific number of Shares. _______

☐	Portion of Shares expressed as a specific percentage of Shares held ____%

☐	All Shares in excess of the Required Minimum Balance. _______

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares (or portion of the Shares) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.
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Lazard Alternative Strategies 1099 Fund

Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature (Signature of Owner(s) Exactly as Appeared on Investor Certification)	Print Name of Investor

Print Name of Investor	Signature (Signature of Owner(s) Exactly as Appeared on Investor Certification)

Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Investor Certification)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Investor Certification)

Print Name and Title of Co-signatory

Date:  ___________________

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